                                                                    EXHIBIT 10.1







                               ADVISORY AGREEMENT

                                     Between

                     SKB REIT, Inc., a Maryland corporation,

        SKB Operating Partnership, L.P., a Delaware limited partnership,

                                       and

             SKB Advisors LLC, a Delaware limited liability company

                            __________________, 2004

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                                TABLE OF CONTENTS


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ARTICLE 1      DEFINITIONS...................................................................1


ARTICLE 2      APPOINTMENT...................................................................6


ARTICLE 3      DUTIES OF THE ADVISOR.........................................................7

        3.1.   Organization and Offering Services............................................7
        3.2.   Acquisition Services..........................................................7
        3.3.   Asset Management Services.....................................................8
        3.4.   Shareholder Services.........................................................10

ARTICLE 4      AUTHORITY OF ADVISOR.........................................................10

        4.1.   General......................................................................10
        4.2.   Powers of the Advisor........................................................10
        4.3.   Approval by Directors........................................................10

ARTICLE 5      BANK ACCOUNTS................................................................11


ARTICLE 6      RECORDS AND FINANCIAL STATEMENTS.............................................11


ARTICLE 7      LIMITATION ON ACTIVITIES.....................................................12


ARTICLE 8      RELATIONSHIP WITH DIRECTORS AND OFFICERS.....................................12


ARTICLE 9      FEES.........................................................................12

        9.1.   Acquisition Fees.............................................................12
        9.2.   Asset Management Fees........................................................13
        9.3.   Loan Refinancing Fee.........................................................13
        9.4.   Subordinated Real Estate Commission..........................................13
        9.5.   Subordinated Share of Net Sales Proceeds.....................................14
        9.6.   Subordinated Incentive Listing Fee...........................................14
        9.7.   Termination Fee..............................................................14

ARTICLE 10     EXPENSES.....................................................................15

        10.1.  General......................................................................15
        10.2.  Reimbursement to Advisor.....................................................16
        10.3.  Limitations on Reimbursement.................................................16

ARTICLE 11     OTHER SERVICES...............................................................16


ARTICLE 12     RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR.........17

        12.1.  Relationship.................................................................17
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        12.2.  Other Activities.............................................................17
        12.3.  Time Commitment..............................................................17
        12.4.  Investment Opportunities and Allocation......................................17

ARTICLE 13     THE SKB NAME.................................................................18


ARTICLE 14     TERM AND TERMINATION OF THE AGREEMENT........................................18

        14.1.  Term   18
        14.2.  Termination..................................................................18
        14.3.  Payments on Termination and Survival of Certain Rights and Obligations.......19
        14.4.  Survival.....................................................................19
        14.5.  Redemption of OP Units.......................................................19

ARTICLE 15     ASSIGNMENT...................................................................20


ARTICLE 16     INDEMNIFICATION AND LIMITATION OF LIABILITY..................................20

        16.1.  Indemnification by the Company...............................................20
        16.2.  Indemnification by the Advisor...............................................20
        16.3.  Advisor's Liability..........................................................20

ARTICLE 17     COMPANY ADMINISTRATION.......................................................21


ARTICLE 18     MISCELLANEOUS................................................................21

        18.1.  Notices......................................................................21
        18.2.  Modification.................................................................22
        18.3.  Severability.................................................................22
        18.4.  Construction.................................................................22
        18.5.  Entire Agreement.............................................................22
        18.6.  Waiver 22
        18.7.  Number and Gender............................................................22
        18.8.  Titles Not to Affect Interpretation..........................................22
        18.9.  Counterparts.................................................................23
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                                       ii

                               ADVISORY AGREEMENT

        This Advisory Agreement, dated as of ___________, 2004, is between SKB REIT, Inc., a Maryland corporation (the "General Partner"), SKB Operating Partnership, L.P., a Delaware limited partnership (the "OP"), and SKB Advisors LLC, a Delaware limited liability company (the "Agreement").

                                   WITNESSETH

        WHEREAS, the General Partner intends to qualify as a real estate investment trust (a "REIT") as defined in Section 856 through 860 of the Code (as defined below), and to make investments of the type permitted to qualified REITs under the Code and not inconsistent with the Articles of Incorporation or Bylaws of the General Partner;

        WHEREAS, the General Partner and the OP (collectively, for the purposes of this Agreement, the "Company") desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor (as hereinafter defined) and to have the Advisor undertake the duties and responsibilities hereinafter set forth herein on the terms set forth in this Agreement; and

        WHEREAS, the Advisor is willing to undertake to render such services on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        The following defined terms used in this Advisory Agreement shall have the meanings specified below:

        "Acquisition Expenses" means any and all expenses incurred by the General Partner, the OP, the Advisor, or any Affiliate thereof in connection with the selection, evaluation and acquisition of any property, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and miscellaneous expenses related to selection, evaluation and acquisition of properties, whether or not acquired.

        "Acquisition Fee" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the General Partner, the OP or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees or points, or any other fees or commissions of a similar nature, however designated. Excluded shall be any commissions or fees incurred in connection with the leasing

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of property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. For the avoidance of doubt, in the event the Company purchases a Property from an Affiliated Seller where such Property has been developed, refurbished or re-developed by the Affiliated Seller or an Affiliate thereof, the terms "Construction Fees" and "Development Fees" shall not include the excess of the purchase price for such property over the Affiliated Seller's cost to acquire, develop, refurbish and/or re-develop (as the case may be) the Property, provided that the transaction is approved by the Board of Directors in accordance with Sections 10.4(j) and 11.1 of the Articles of Incorporation.

        "Advisor" means (i) SKB Advisors LLC, a Delaware limited liability company, or (ii) any successor advisor to the Company.

        "Affiliate" has the meaning set forth in the Articles of Incorporation. For the purposes of this Agreement, the Advisor shall not be deemed to be an Affiliate of the Company, and vice versa.

        "Affiliated Seller" means the Sponsor, Advisor, a Director or any Affiliate of the foregoing.

        "Appraised Value" means value according to an appraisal made by an Independent Expert (as such term is defined in the Articles of Incorporation) selected by the Independent Directors.

        "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the General Partner, as amended from time to time.

        "Asset" or "Assets" means any and all property, real (improved or unimproved), personal or otherwise, tangible or intangible, including interests in any Person or in joint ventures, which is owned or held by, or for the account of, the Company, whether directly or indirectly through another entity.

        "Board of Directors" means the Board of Directors of the General
Partner.

        "Bylaws" means the bylaws of the General Partner, as amended from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type, and location of the Property.

        "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for a Property.

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        "Dealer Manager" means SKB Real Estate Securities, Inc., an Oregon corporation, or such other entity selected by the Board of Directors to act as the managing dealer for the Offering. SKB Real Estate Securities, Inc. is a member of the National Association of Securities Dealers, Inc.

        "Development Fee" means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

        "Director" means a member of the Board of Directors of the General Partner.

        "Dividends" means any distributions of money or other property by the General Partner to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the General Partner, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expenses, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a participating dealer (where net proceeds to the General Partner are not reduced) shall be deemed to be the full amount of the offering price per Share.

        "Independent Director" "Independent Director" means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she (i) owns an interest in the Advisor or Sponsor or any of their Affiliates, (ii) is employed by the Advisor or Sponsor or any of their Affiliates, (iii) is an officer, trust manager or director of the Advisor or Sponsor or any of their Affiliates, (iv) performs services, other than as a Director, for the General Partner, (v) serves as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by the Sponsor, or (vi) has any material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been, within the last two years, associated with the Advisor or Sponsor or any of their Affiliates or the General Partner. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

        "Initial Asset Value" means (i) in the case of an Asset other than a mortgage loan, the gross purchase price of real estate investments acquired directly by the OP, including any debt attributable to such investments, or the pro rata share of the gross asset value of real estate investments held by entities in which the OP invests, and (ii) in the case of a mortgage loan, the total amount of the funds advanced.

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        "Invested Capital" means, with respect to the Shareholders, as of any relevant date, an amount equal to the excess of (i) the aggregate amount of cash contributed or deemed contributed by the General Partner to the OP from the gross proceeds of the issuance by the General Partner of Shares to the Shareholders over (ii) the cumulative amounts paid to Shareholders to repurchase Shares under the General Partner's share repurchase plan, as of such date.

        "Listing" means the listing of Shares on a national securities exchange or national market.

        "Listing Date" means the date on which a Listing occurs.

        "Market Value" is defined in Section 9.5 hereof.

        "Net Sales Proceeds" means, with respect to any Asset (or portion thereof), the proceeds, if any, with respect to a any sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any part of such Asset, net of (a) any costs and expenses incurred in connection with such disposition, (b) any of such proceeds which are used to repay indebtedness, (c) any insurance proceeds applied to restoration, repair or rebuilding, and (d) any proceeds of business interruption insurance, and after setting aside appropriate reserves, as determined by the General Partner in its sole and absolute discretion, provided that the receipt by the General Partner or the OP of capital contributions shall not constitute Net Sales Proceeds; and provided further that the proceeds of a Terminating Capital Transaction shall not constitute Net Sales Proceeds.

        "Offering" means the public offering of Shares pursuant to the Prospectus.

        "OP Agreement" means that certain Agreement of Limited Partnership of the OP, dated as of __________________, 2004, as amended from time to time.

        "Operating Expenses" means all costs and expenses paid or incurred by the General Partner, the Advisor or any of their respective Affiliates, as determined under generally accepted accounting principles, which in any way are related to the operation of the General Partner or to General Partner business, including advisory expenses and fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the Statement of Policy Regarding REITs published by the North American Securities Administrators Association, (vi) Acquisition Fees and Acquisition Expenses, (vii) distributions made to the Advisor pursuant to percentage interests in the OP and (viii) real estate commissions on the resale of Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

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        "Organization and Offering Expenses" consists of all expenses incurred by and to be paid from the assets of the General Partner in connection with and in preparing the General Partner for registration and subsequently offering and distributing its Shares to the public, including, but are not limited to: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys); legal, accounting, listing, registration and escrow fees and expenses; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees; and all advertising and marketing expenses, including any payment or reimbursements to the Dealer Manager or other broker-dealers of expenses associated with the offering of Shares and all other costs related to investor and broker-dealer sales meetings.

        "Person" means an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Property" or "Properties" means any, or all, respectively, of the real property or real estate investments which are acquired by the General Partner either directly or through the OP, joint ventures, partnerships or other entities.

        "Prospectus" means the General Partner's prospectus, dated as of _____________, as amended.

        "Sale" means, with respect to any Property, any transactions or series of transactions whereby:

        (a) the General Partner directly or indirectly (except as described in subsection (b) of this definition sells, grants, transfers, conveys or relinquishes its ownership of any Property, including, without limitation, any event with respect to any Property that gives rise to insurance proceeds or condemnation awards.

        (b) any joint venture or general partnership in which the General Partner or the OP is a co-venturer or partner directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any Property, including any event with respect to any real property which gives rise to insurance proceeds or condemnation awards.

        "Securities" means any class or series of units or shares of the OP or the General Partner, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

        "Selling Commissions" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

        "Shares" means shares of common stock of the General Partner, par value $ .001 per share.

        "Shareholders" means the registered holders of the outstanding Shares.

        "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the General Partner or any Person who will control, manage or participate in the management of the General Partner, and any Affiliate of such Person. Not included is any Person whose only relationship with the General Partner is that of an independent property manager of General Partner assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services.

        "Subordinated Real Estate Commission" is defined in Section 9.4(a) hereof.

        "Subordination Condition" is defined in Section 9.3(a) hereof.

        "Termination Date" means the date of termination of this Agreement.

        "Terminating Capital Transaction" means any sale or other disposition (other than a deemed disposition pursuant to Code Section 708(b)(1)(B) and the Treasury Regulations thereunder) of all or substantially all of the assets of the OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the OP.

        "Total Asset Value" means the fair market value of the Assets of the Company, as determined in good faith by the Independent Directors, taking into account the Appraised Value, Initial Asset Value, improvements, book value and other market and economic factors for any such Assets.

        "2%/25% Guidelines" has the meaning set forth in the Articles of Incorporation.

        "8% Return" means, with respect to the Shareholders, an amount calculated like simple interest at the rate of eight percent (8%) per annum calculated on the varying daily balances of Invested Capital during the period to which the 8% Return relates, and determined on the basis of a 360-day year/30-day month, cumulative for the period for which such 8% Return is being determined.

                                    ARTICLE 2
                                   APPOINTMENT

        The Company hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

                                    ARTICLE 3
                              DUTIES OF THE ADVISOR

        The Advisor shall consult with the Company and shall, at the request of the Board of Directors or the officers of the General Partner, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. In general, the Advisor shall inform the Board of Directors of factors that come to its attention which could influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation and the Bylaws, the Advisor shall, either directly or by engaging an Affiliate or third party, use its best efforts to perform the following duties:

        3.1. Organization and Offering Services. The Advisor shall manage and supervise:

               (a) Development of the product offering, including the determination of the specific terms of the Securities to be offered pursuant to the Offering by the Company;

               (b) Formation and organization of the Company, including preparation of all offering and related documents, and the obtaining of all required regulatory approvals of such documents;

               (c) Along with the Managing Dealer, approval of the participating broker dealers and negotiation of the related selling agreements;

               (d) Coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

               (e) Preparation and approval of all marketing materials contemplated to be used by the Managing Dealer or others in the Offering of the Company's Securities;

               (f) Along with the Managing Dealer, negotiation and coordination with the transfer agent for the receipt, collection and processing of subscription agreements, commissions, and other administrative support functions;

               (g) Creation and implementation of various technology and electronic communications related to the Offering of the Company's Securities; and

               (h) All other services related to organization of the Company, the Offering or any subsequent public offering of Shares, whether performed and incurred by the Advisor or its Affiliates.

        3.2. Acquisition Services.

               (a) Serve as the Company's investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company's assets and investment objectives and policies;

               (b) Subject to Section 4 hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments in Assets; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (c) acquire Assets on behalf of the Company; and (d) arrange for financing and refinancing related to potential acquisitions of Assets;

               (c) Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

               (d) Prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;

               (e) Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the OP; and

               (f) Negotiate and execute approved investments and other transactions.

        3.3. Asset Management Services.


               (a) Real Estate Services:

                      (i) Investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to appraisers, consultants, accountants, contractors, lenders, technical advisors, attorneys, brokers, underwriters, broker-dealers, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, leasing agents, property managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services set forth in this Article 3, including but not limited to entering into contracts in the name of the General Partner or the OP with any of the foregoing;

                      (ii) Negotiate on behalf of the Company with banks or lenders and service the Company's debt facilities and other financings;

                      (iii) Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

                      (iv) Monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company's investments;

                      (v) Oversee the performance by any property managers retained by the Company of their duties relating to major property transactions and assist in obtaining all necessary approvals for such transactions;

                      (vi) Coordinate and manage relationships between the Company and any joint venture partners;

                      (vii) Consult with the officers and Directors of the General Partner and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

               (b) Accounting and Other Administrative Services:

                      (i) Oversee and perform the various administrative functions reasonably necessary for the management of the day-to-day operations of the Company;

                      (ii) From time-to-time, or at any time reasonably requested by the Directors, provide reports to the Directors on the Advisor's performance of services for the Company under this Agreement;

                      (iii) Coordinate with the Company's independent accountants and auditors to prepare and deliver to the General Partner's audit committee an annual report covering the Advisor's material compliance with aspects of this Advisory Agreement;

                      (iv) Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

                      (v) Maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

                      (vi) Maintain and preserve all appropriate books and records of the General Partner and the OP;

                      (vii) Provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

                      (viii) Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

                      (ix) Provide the Company with all necessary cash management services;

                      (x) Manage and coordinate with the transfer agent the dividend process and payments to shareholders;

                      (xi) Consult with the officers and Directors of the General Partner and assist the Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

                      (xii) Provide the officers and Directors of the General Partner with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

                      (xiii) Consult with the officers and Directors of the General Partner and the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

                      (xiv) Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including, without limitation, the Sarbanes-Oxley Act.

        3.4. Shareholder Services.

               (a) Manage communications with Shareholders and holders of limited partnership interests in the Company, including answering phone calls, preparing and sending written and electronic reports and other communications; and

               (b) Establish a technology infrastructure to assist in providing shareholder support and service.

                                    ARTICLE 4
                              AUTHORITY OF ADVISOR

        4.1. General. Subject to the authority of the Board of Directors over the management of the Company, all rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement and the Articles of Incorporation.

        4.2. Powers of the Advisor. Subject to the express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement. The Advisor shall present to the Company real estate investment opportunities consistent with the Company's investment policies and objectives adopted by the Board of Directors and in effect from time to time.

        4.3. Approval by Directors.

               (a) If this Agreement or the Articles of Incorporation require that a transaction be approved by the Board of Directors or the Independent Directors, the Advisor will deliver to the Board of Directors or the Independent Directors, as applicable, all documents required by them to properly evaluate the proposed transaction. The prior approval of a majority of the Independent Directors will be required for each transaction between the OP and the Advisor or its Affiliates.

               (b) The Advisor may acquire on behalf of the Company any real property with a purchase price that does not require approval of the Board of Directors, or finance (including any refinancing) such a property on the Company's behalf, without the prior approval of the Board of Directors if and to the extent that:

                      (i) the proposed acquisition or financing would not, if consummated, violate or conflict with the investment guidelines of the Company as set forth in the Prospectus;

                      (ii) the proposed acquisition or financing would not, if consummated, violate the borrowing restrictions set forth in the Articles of Incorporation; and

                      (iii) the consideration proposed to be paid for such real property does not exceed the fair market value of such property, as determined by a qualified independent real estate appraiser selected in good faith by the Advisor.

               (c) The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this
Section 4.

                                    ARTICLE 5
                                  BANK ACCOUNTS

        The Advisor may establish and maintain one or more bank accounts in the name of the General Partner and the OP and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the General Partner or the OP, as applicable, under such terms and conditions as the Board of Directors may approve. Notwithstanding the foregoing, no funds shall be commingled with the funds of the Advisor. The Advisor shall from time to time, as the Company may require, render appropriate accounting of such collections, deposits and disbursements to the Board of Directors and to the auditors of the Company.

                                    ARTICLE 6
                        RECORDS AND FINANCIAL STATEMENTS

        The Advisor shall maintain appropriate and separate books and records of its activities for the Company in accordance with United States generally accepted accounting principles ("GAAP"), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and shall be available for inspection by the Company and its counsel, auditors and authorized agents at any time and from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Assets from theft, error or fraudulent activity. All financial statements the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company's independent accountants and shall provide such accountants with such reports and other information as the Company shall reasonably request. The Advisor shall at all reasonable times have access to the books and records of the General Partner and the OP.

                                    ARTICLE 7
                            LIMITATION ON ACTIVITIES

        Notwithstanding any provision in this Agreement to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (i) adversely affect the ability of the General Partner to qualify or continue to qualify to be taxed as a REIT, (ii) subject the OP or the General Partner to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the OP, the General Partner or the Securities of the OP or General Partner, or (iv) violate the Articles of Incorporation, the Bylaws or the OP Agreement except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, none of the Advisor, its Affiliates and none of their respective directors, officers, members, managers, employees and equityholders, shall be liable to the OP, the General Partner, the Board of Directors or the Shareholders for any act or omission by such Persons or individuals, except as provided in Article 16 of this Agreement.

                                    ARTICLE 8
                    RELATIONSHIP WITH DIRECTORS AND OFFICERS

        Directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as a Director and/or officer of the General Partner, except that no director, officer or employee of the Advisor or any of its Affiliates who also is a Director or officer of the General Partner shall receive any compensation from the OP or the General Partner for serving as a Director or officer of the General Partner other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

                                    ARTICLE 9
                                      FEES

        9.1. Acquisition Fees. The Company will pay the Advisor in cash as compensation for services described in Section 3.2 an acquisition fee of 2.25% of the Initial Asset Value of each Property acquired by the Advisor. The amount of such acquisition fees shall be subject to any limitations contained in the Articles of Incorporation. The Advisor shall submit an invoice to the Company following the closing or closings of each acquisition, accompanied by a computation of the fee. The fee shall be payable within 20 business days after receipt of the invoice by the Company.

        9.2. Asset Management Fees. The Company will pay the Advisor in cash as compensation for services described in Section 3.3 an asset management fee of one-twelfth of 0.5% of the Total Asset Value of the Assets held by the Company calculated on an annual basis. Subject to any limitations contained in the Articles of Incorporation, this asset management fee shall be earned monthly. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the asset management fee for the applicable period. The asset management fee shall be payable within 20 business days after receipt of the invoice by the Company.

        9.3. Loan Refinancing Fee. The Company will pay to the Advisor for all qualifying loan refinancings of Properties a "Loan Refinancing Fee" in the amount up to 0.5% of the principal amount of any refinancing loan secured by a Property for which the Advisor renders services. A refinancing will qualify for a Loan Refinancing Fee only if: (A) the new loan is approved by a majority of the Board of Directors and found to be in the best interest of the Company, and
(B) the terms of the new loan represent an improvement over the terms of the refinanced loan, the new loan materially increases the total debt secured by a particular Property, or the maturity date of the refinanced loan (which must have a term of five years or more) is less than one year from the date of the refinancing. Any Loan Refinancing Fee shall be due and payable upon the funding of the related mortgage loan or as soon thereafter as is reasonably practicable.

        9.4. Subordinated Real Estate Commission.

               (a) In connection with the Sale of one or more Properties, the Company shall pay to the Advisor or such Affiliate a "Subordinated Real Estate Commission" equal to the lesser of (A) one-half of a Competitive Real Estate Commission, and (B) 2.0% of the proceeds of the Sale of such Property. The Subordinated Real Estate Commission will be payable only if the following condition (the "Subordination Condition") has been satisfied as of the date of payment (or, for purposes of Sections 9.3(iii) and (iv), the Termination Date or the Listing Date, respectively): the Shareholders must have received Dividends in an amount equal to 100% of the Invested Capital plus their 8.0% Return. To the extent that Subordinated Real Estate Commissions are not payable by the Company at the time of the Sale of a Property because the Subordination Condition has not been satisfied, any unpaid fees will be paid at such time as the Subordination Condition has been satisfied. The Subordinated Real Estate Commission may be paid in addition to real estate commissions paid to non-Affiliates in connection with any Sale of a Property; provided that neither the total real estate commissions received by the Advisor or its Affiliate nor paid to all Persons by the Company shall exceed an amount equal to the lesser of
(X) the Competitive Real Estate Commission with respect to the Sale of such Property, and (Y) 6.0% of the proceeds of the Sale of such Property.

               (b) Upon the termination of this Agreement, if any Subordinated Real Estate Commissions have accrued but not been paid to the Advisor or any of its Affiliates because the Subordination Condition has not been satisfied prior to the Termination Date, an appraisal of the Assets then held by the Fund shall be made. For purposes of determining whether the Shareholders have received aggregate Dividends as of the Termination Date in an amount equal to 100% of the Invested Capital plus their 8.0% Return, the Shareholders will be deemed to have received, in addition to any Dividends paid to the Shareholders prior to the Termination Date,

Dividends as of the Termination Date in an amount equal to (A) the Appraised Value of the Assets then owned by the Company, less (B) the amount of any indebtedness owed by the Company. If, based on the calculation set forth in this
Section 9.3(iii), the Subordination Condition has been satisfied as of the Termination Date, then the Company shall pay promptly to the Advisor any accrued but unpaid Subordinated Real Estate Commissions.

               (c) On the Listing Date, if any Subordinated Real Estate Commissions have accrued but not been paid to the Advisor or any of its Affiliates because the Subordination Condition has not been satisfied prior to the Listing Date, then for purposes of determining whether the Shareholders have received aggregate Dividends in an amount equal to 100% of the Invested Capital plus their 8.0% Return, the Shareholders will be deemed to have received, in addition to any Dividends paid to the Shareholders prior to the Listing Date, Dividends as of the Listing Date in an amount equal to the product of (A) the total number of Shares outstanding as of the date of the Listing and (B) the average closing price of the Shares over a period of 30 days during which the stock is traded, with such period beginning 180 days after Listing. If, based on the calculation set forth in this Section 9.3(iv), the Subordination Condition has been satisfied as of the Listing Date, then the Company, promptly following the 30-day period described in this Section 9.3(iv), shall pay to the Advisor any accrued but unpaid Subordinated Real Estate Commissions.

        9.5. Subordinated Share of Net Sales Proceeds(a). Upon the occurrence of a Terminating Capital Transaction, if Listing has not occurred, the Advisor shall be entitled to a Subordinated Share of Net Sales Proceeds in an amount equal to 13.0% of Net Sales Proceeds remaining after the Shareholders have received Distributions equal to the sum of the Shareholders' 8% Return and 100% of Invested Capital. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

        9.6. Subordinated Incentive Listing Fee(a) . Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 13.0% of the amount by which (i) the market value of the outstanding Shares of the Company, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total of all Dividends paid to Shareholders from the Company's inception until the date that Market Value is determined, exceeds (ii) the sum of (A) 100% of the Invested Capital and (B) the total Dividends required to be paid to the Shareholders in order to pay their 8% Return from inception through the date Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. The Subordinated Incentive Listing Fee will be reduced by the amount of any prior payment to the Advisor of a Subordinated Share of Net Sales Proceeds. In the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no other performance or termination fee will be paid to the Advisor.

        9.7. Termination Fee. Upon any termination or non-renewal of the Advisory Agreement, if Listing has not occurred, the Advisor shall be entitled to the Termination Fee in an amount equal to 13.0% of the amount by which (a) the Appraised Value of all Assets less any indebtedness secured by such Assets exceeds (b) the sum of 100% of Invested Capital and the total Dividends required to be paid to the Shareholders in order to pay the Shareholders' 8%

Return. The Termination Fee will not be payable to the Advisor in the event the Subordinated Incentive Listing Fee is paid. The Termination Fee will be reduced by the amount of any prior payment to the Advisor of a Subordinated Share of Net Sales Proceeds.

                                   ARTICLE 10
                                    EXPENSES

        10.1. General. Subject to Section 10.3 and in addition to the compensation paid to the Advisor pursuant to Article 9 hereof, the Company shall pay directly or reimburse the Advisor and its Affiliates for all of the expenses paid or incurred by the Advisor or its Affiliates (to the extent not reimbursable by another party, such as the dealer manager) in connection with the services provided to the Company pursuant to this Agreement, including, but not limited to:

               (a) all Organization and Offering Expenses; provided, however, that the Company shall have no obligation to reimburse such expenses until the "minimum offering" (as such term is described in the Prospectus) has been reached and provided further that the Company shall at no time reimburse the Advisor for any Organization and Offering Expenses reimbursements pursuant to this Section 10 to the extent that such reimbursement would exceed 3.0% of Gross Proceeds. The Advisor shall be responsible for the payment of all such Organization and Offering Expenses in excess of 3.0% of Gross Proceeds and shall reimburse the Company for any such excess within 60 days after the end of the month in which the Offering terminates;

               (b) Acquisition Expenses incurred in connection with the selection, evaluation and acquisition of Assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company;

               (c) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including, but not limited to, brokerage fees paid in connection with the purchase and sale of Securities;

               (d) taxes and assessments on income or Assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

               (e) costs associated with insurance required in connection with the business of the Company or by the Board of Directors;

               (f) all expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Shareholders;

               (g) personnel and related employment direct costs and overhead of the Advisor or Affiliates in performing the services described in Sections 3.1 and 3.4;

               (h) expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

               (i) audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

               (j) costs for the Company to comply with all applicable laws, regulation and ordinances; and

               (k) all other costs necessary for the operation of the Company and its Assets incurred by the Advisor in performing its duties hereunder.

Except as specifically provided for above in (a) and (g) related to Organization and Offering Expenses and shareholder services expenses, the expenses and payments subject to reimbursement by the Company in this Section 10.1 do not include personnel and related direct employment or overhead costs of the Advisor or Affiliates. The Company shall also reimburse the Advisor or Affiliates of the Advisor for all expenses incurred on behalf of the Company prior to the execution of this Agreement.

        10.2. Reimbursement to Advisor. Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed no less than quarterly to the Advisor within 20 business days after the Advisor provides the Company with an invoice and supporting documentation relating to such reimbursement.

        10.3. Limitations on Reimbursement. The Company shall not reimburse the Advisor during any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year"), exceed the 2%/25% Guidelines for such year (the "Excess Amount"), unless the Independent Directors determine that such excess was justified, based on unusual and non-recurring factors which they deem sufficient, in which case the Excess Amount may be reimbursed. Any Excess Amount paid to the Advisor during a fiscal quarter without the Independent Directors determining that such expenses were justified shall be repaid to the Company within 20 business days after the end of such fiscal quarter. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified, if applicable. Any such determination and the reasons supporting such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                                   ARTICLE 11
                                 OTHER SERVICES

        Should the Company request that the Advisor or any director, officer or employee thereof render services for the Company other than as set forth in
Article 3 of this Agreement or should there be changes to the regulatory environment that would increase significantly the level of services performed such that the personnel and related employment direct costs and overhead expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement under Article 10 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

                                   ARTICLE 12
                      RELATIONSHIP OF ADVISOR AND COMPANY;
                         OTHER ACTIVITIES OF THE ADVISOR

        12.1. Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

        12.2. Other Activities. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any director, officer, manager, member, employee, or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other Person.

        12.3. Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company sufficient resources as shall be reasonably necessary to conduct the business and affairs of the Company in a manner consistent with the terms of this Agreement.

        12.4. Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of such nature that, if presented to the Company, it could be taken by the Company. Nothing in this Agreement shall prevent the Advisor and its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. This Agreement shall not limit or restrict the right of any director, officer, manager, member or employee of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein.

                                   ARTICLE 13
                                  THE SKB NAME

        SKB Advisors LLC and its Affiliates have a proprietary interest in the name "SKB" and in the name "ScanlanKemperBard" (collectively, the "SKB Names"). SKB Advisors LLC hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the SKB Names during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain SKB Advisors LLC or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from SKB Advisors LLC, cease to conduct business under or use the SKB Names or any derivative thereof and each of the General Partner and the OP shall change their respective names to names that do not contain the SKB Names or any other word or words that might, in the reasonable discretion of SKB Advisors LLC, be susceptible of indication of some form of relationship between the General Partner or the OP and SKB Advisors LLC or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the SKB Names. Consistent with the foregoing, it is specifically recognized that SKB Advisors LLC or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having the SKB Names as a part of their name, all without the need for any consent (and without the right to object thereto) by the General Partner or the OP.

                                   ARTICLE 14
                      TERM AND TERMINATION OF THE AGREEMENT

        14.1. Term. Unless earlier terminated in accordance with Section 14.2, this Agreement shall have an initial term of one year from the date of the Agreement. This Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. Any such renewal must be approved by a majority of the Independent Directors. The General Partner (through the Independent Directors) will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

        14.2. Termination. This Agreement will automatically terminate upon Listing or a Terminating Capital Transaction.

               (a) This Agreement may be terminated upon 60 days' written notice without cause or penalty by any of the undersigned parties.

               (b) This Agreement may be terminated immediately by the General Partner or the OP upon (a) any fraudulent conduct, criminal conduct, willful misconduct or the negligent or willful breach of fiduciary duty of or by the Advisor, (b) a material breach of this Agreement by the Advisor not cured within 10 business days after the Advisor receives written notice of such breach or (c) the bankruptcy of the Advisor or commencement of any bankruptcy or similar insolvency proceedings against the Advisor.

               (c) This Agreement may be terminated immediately by the Advisor in the event of (a) any material breach of this Agreement by the Company not cured by the Company within 10 business days after written notice thereof, or
(b) the bankruptcy of the OP or its General Partner or commencement of any bankruptcy or similar insolvency proceedings of the OP or its General Partner.

        14.3. Payments on Termination and Survival of Certain Rights and Obligations. Payments to the Advisor pursuant to this Section 14.5 shall be subject to the 2%/25% Guidelines to the extent applicable.

               (a) The Advisor shall be entitled to receive from the Company within 30 days after the Termination Date, reimbursements of all unpaid expenses incurred and all earned but unpaid fees payable to the Advisor as of the Termination Date including, without limitation, any fee under Section 9.6. After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder.

               (b) The Advisor shall promptly upon termination:

                      (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                      (ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

                      (iii) deliver to the Company all assets and documents of the Company then in the custody of the Advisor, including, without limitation, any electronic files or other intangible property, and thereafter promptly destroy any copies or other reproductions of the same; and

                      (iv) cooperate with the Company to provide an orderly transition of advisory functions.

        14.4. Survival. Upon the expiration or termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Articles 13, 16 and 18 shall survive the termination or expiration of this Agreement.

        14.5. Redemption of OP Units. In the event this Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor pursuant to Section 14.2, the Company shall, at the election of the Advisor or its Affiliates (as applicable) and at any time after the effective date of such expiration or termination, purchase all or a portion of the Units (as such term is defined in the OP Agreement) held by the Advisor and its Affiliates. The Company shall purchase such Units for cash, which shall be payable within 120 days after the Advisor or its Affiliates (as applicable) gives the Company written notice of its desire to sell all or a portion of the Units held by such Person to the Company. The purchase price of each Unit shall be the portion of the then-existing "Net Asset Value" (as such term is defined in the OP Agreement) attributable to such Unit.

                                   ARTICLE 15
                                   ASSIGNMENT

        This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Company by approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Company. This Agreement shall not be assigned by the Company without the consent of the Advisor.

                                   ARTICLE 16
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

        16.1. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners, members, managers, employees and equity holders, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation or the OP Agreement, provided that: (i) the Advisor and its Affiliates have determined that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) the Advisor and its Affiliates were acting on behalf of or performing services for the Company, and (iii) the indemnified claim was not the result of bad faith, fraud, misconduct or negligence of the indemnified person or resulted from a breach of the agreement by the Advisor. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from the Shareholders.

        16.2. Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Company and its officers, directors, partners, members, managers, employees and equity holders from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any of the Advisor's advice or recommendations.

        16.3. Advisor's Liability.

               (a) Notwithstanding any other provisions of this Agreement, in no event shall the OP or the General Partner make any claim against the Advisor, or its Affiliates, on account of any good faith interpretation by the Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the Company hereunder by the Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 16.3(i) shall not be deemed to release Advisor from liability for its gross negligence.

               (b) The Company shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.3(ii) shall not be deemed to release Advisor from liability for its gross negligence.

               (c) IN NO EVENT WILL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR DAMAGES BASED ON THE LOSS OF INCOME, PROFIT OR SAVINGS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF ANY OTHER PARTIES OR PERSONS, INCLUDING THIRD PARTIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE, AND ALL SUCH DAMAGES ARE EXPRESSLY DISCLAIMED. IN NO EVENT WILL ADVISOR'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EVER EXCEED THE TOTAL AMOUNT OF FEES IT ACTUALLY RECEIVES FROM THE COMPANY PURSUANT TO ARTICLE 9.

                                   ARTICLE 17
                             COMPANY ADMINISTRATION

        The Advisor shall keep or cause to be kept complete and appropriate records and books of account for the Company. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis which allows the proper preparation of the Company's financial statements and tax returns. The books and records shall be maintained at the principal office of the Company.

                                   ARTICLE 18
                                  MISCELLANEOUS

        18.1. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

        To the General Partner, the OP or the Directors:

               c/o SKB REIT, Inc.
               1211 SW Fifth Avenue
               Suite 2250
               Portland, Oregon  97204



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

        To the Advisor:

               SKB Advisors LLC
               1211 SW Fifth Avenue
               Suite 2250
               Portland, Oregon 97204

        Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 18.1.

        18.2. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

        18.3. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

        18.4. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        18.5. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

        18.6. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        18.7. Number and Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

        18.8. Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.



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

        18.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.











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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                       SKB REIT, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       SKB REIT OPERATING PARTNERSHIP, L.P.

                                       By:  SKB REIT, INC.
                                       Its: General Partner


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       SKB ADVISORS, LLC


                                       By: _____________________________________
                                           Name:
                                           Title:



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